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EXHIBIT 11.0           COMPUTATION OF EARNINGS PER SHARE
               (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


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
                                                 THREE MONTHS ENDED        SIX MONTHS ENDED
                                                 ------------------        ----------------
                                             FEBRUARY 28,    MARCH 1,  FEBRUARY 28,    MARCH 1,
                                                    1998     1997 (a)          1998    1997 (a)
BASIC:                                                        (b)                       (b)
  Weighted average common shares outstanding        5,075       5,620         5,075       5,620

  Income from continuing operations               $   429     $   622       $ 2,274     $ 2,524
  Discontinued operations                              --        (457)           --        (919)
  Net Income                                      $   429     $   165       $ 2,274     $ 1,605
Per share amounts:
  Income from continuing operations               $  0.08     $  0.11       $  0.45     $  0.45
  Discontinued operations                              --       (0.08)           --       (0.16)
  Net Income                                      $  0.08     $  0.03       $  0.45     $  0.29

DILUTED:                                                      (b)                       (b)
  Weighted average common shares outstanding        5,075       5,620         5,075       5,620
  Weighted average dilutive potential common
   shares outstanding                                 125         180           125         155
  Total                                             5,200       5,800         5,200       5,775

  Income from continuing operations               $   429     $   622       $ 2,274     $ 2,524
  Discontinued operations                              --        (457)           --        (919)
  Net Income                                      $   429     $   165       $ 2,274     $ 1,605
Per share amounts:
  Income from continuing operations               $  0.08     $  0.11       $  0.43     $  0.44
  Discontinued operations                              --       (0.08)           --       (0.16)
  Net Income                                      $  0.08     $  0.03       $  0.43     $  0.28
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(a)  Restated for discontinued operations reported in the fourth quarter, 1997
(b)  Restated to conform with the provisions of Statement of Financial
     Accounting Standards No. 128, Earnings Per Share